Exhibit 1.1
KeyCorp
(An Ohio Corporation)
Floating Rate Senior Notes due 2010 Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program
TERMS AGREEMENT
December 10, 2008
Attention:
     Re: Distribution Agreement dated June 20, 2008 (the “Distribution Agreement”)
     Each of the undersigned purchasers agrees severally and not jointly to purchase from you your Floating Rate Senior Notes due 2010 Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program (the “Notes”), in each case in the principal amount set forth below opposite such purchaser’s name, on the terms set forth in this Terms Agreement:

Principal Amount
Name	of Notes
KeyBanc Capital Markets Inc.	$56,875,000
Credit Suisse Securities (USA) LLC	$56,875,000
Morgan Stanley & Co. Incorporated	$56,875,000
UBS Securities LLC	$56,875,000
Banc of America Securities LLC	$2,500,000
Barclays Capital Inc.	$2,500,000
Citigroup Global Markets Inc.	$2,500,000
Goldman, Sachs & Co.	$2,500,000
J.P. Morgan Securities Inc.	$2,500,000
Keefe, Bruyette & Woods, Inc.	$2,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$2,500,000
Sandler O’Neill & Partners, L.P.	$2,500,000
SBK-Brooks Investment Corp	$1,250,000
The Williams Capital Group	$1,250,000
Total	$250,000,000

The terms of the Notes are set forth in the Annex hereto.
          Documents to be delivered:
The following documents referred to in the Distribution Agreement shall be delivered:
(1)	The certificate referred to in Section 6(e);[1]

(2)	The opinions referred to in Sections 6(b);[2]
1.	All the provisions contained in the Distribution Agreement, dated June 20, 2008, among KeyCorp (the “Company”) and Citigroup Global Markets Inc. and certain other parties as agents of the Company (the “Agents”), in connection with the distribution by the Agents of Medium-Term Notes of the Company, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in that agreement are used herein as therein defined.

2.	In addition to the representations and warranties described in Section 1 of the Distribution Agreement, the Company represents and warrants to each Agent as of the date hereof, as of the Applicable Time, as of the Settlement Date and as of the Solicitation Time, as follows:
(i)	Due Authorization, Execution and Delivery of the Master Agreement. The Master Agreement under the Federal Deposit Insurance Corporation’s (the “FDIC”) Temporary Liquidity Guarantee Program (the “FDIC Program”), in substantially the form that is posted on the FDIC’s website as of the date hereof, executed by the Company and delivered to the FDIC on December 8, 2008 (the “Master Agreement”) has been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership and similar laws of general applicability relating to, or affecting, creditors’ rights, and to general equity principles.

(ii)	No Other Approvals Required. No consent, approval or authorization of or filing with any governmental body or agency is required for the performance by the Company of its obligations under the Master Agreement (provided that the representations contained in the immediately preceding clause with respect to approvals under the laws of foreign countries shall only be to the best knowledge of the Company).

(iii)	No Violation. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance or observance of

[1]	In the form attached hereto as Exhibit A.

[2]	In the form attached hereto as Exhibit B.

any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound which might materially and adversely affect the consummation of the Master Agreement or any transaction contemplated thereby. The execution, delivery and performance by the Company of the Master Agreement will not violate any law, rule, regulation, order, judgment or decree applicable to the Company or its subsidiaries or violate any provision of the Company’s charter or by-laws, or conflict with or result in a material breach of or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries, or the property of any of them, is bound or subject.
(iv)	Legal Proceedings. Except as may be set forth in the Offering Circular and the General Disclosure Package, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the consummation of the Master Agreement or any transaction contemplated thereby.

(v)	Description of Notes and FDIC Guarantee. The Notes and the FDIC’s guarantee of the Notes pursuant to the FDIC Program (the “FDIC Guarantee”) each conform in all material respects to the descriptions thereof contained in the Offering Circular under the caption “Description of Notes” and the General Disclosure Package.

(vi)	Eligibility Under the TLGP Rule. The Company is, and through the Settlement Date it will be, a participating entity as defined in Section 370.2(g) of the FDIC Program Final Rule (12 C.F.R. Part 370) announced on November 21, 2008 (the “TLGP Rule”) because it is a U.S. bank holding company that controls, directly or indirectly, at least one subsidiary that is a chartered and operating insured depository institution and has not opted out of the FDIC Program.

(vii)	Participation in FDIC Program. None of the Company or any eligible entity (as defined in Section 370.2(g) of the TLGP Rule) that is an affiliate of the Company has opted out or will opt out of the FDIC Program.

(viii)	Termination of Participation in FDIC Program. The Company has not received any notification to the effect that the FDIC has terminated its participation in the FDIC Program.

(ix)	Notes are FDIC-Guaranteed Debt. The Notes constitute FDIC-guaranteed debt, as defined in Section 370.2(i) of the TLGP Rule.

(x)	Cap Amount. Taking into account the aggregate principal amount of Notes to be issued hereby, and except as otherwise permitted by Section 370.3(h) of the TLGP Rule, the Company has not issued, and by the Settlement Date the

Company will not have issued, an aggregate principal amount of debt benefiting from the FDIC Program in excess of 125% of the par value of the Company’s senior unsecured debt, as defined in Section 370.2(e)(1)(i) of the TLGP Rule that was outstanding as of the close of business on September 30, 2008 that was scheduled to mature on or before June 30, 2009, as set forth in Section 370.3(b) of the TLGP Rule.
(xi)	Required TLGP Rule Provisions. The Company has duly authorized the Notes, which include the provisions required to be added pursuant to the TLGP Rule and, when issued and authenticated against payment of the consideration therefor, the Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership and similar laws of general applicability relating to, or affecting, creditors’ rights, and to general equity principles.

(xii)	Placement of Notes. KeyBanc Capital Markets, Inc. may act as Agent in connection with the purchase of Notes hereunder for sale to third parties not otherwise affiliated with the Company and may otherwise hold Notes not otherwise sold.
3.	The Company covenants and agrees with the Agents as follows:
(i)	Master Agreement. Prior to the Settlement Date, the Master Agreement shall have been executed and delivered by the Company and the FDIC.

(ii)	Company Order.. Prior to the Settlement Date, the Company shall execute the Officers’ Certificate and Company Order to be dated as of the Settlement Date, designating the Trustee as an authorized representative for submitting claims or taking other actions pursuant to the FDIC Program, in such form as is reasonably satisfactory to the Agents.

(iii)	FDIC Program Fees and Notices. The Company will calculate the Cap Amount and timely provide all reports, notices and certifications to the FDIC, pay all fees and assessments, and preserve all information as required under the TLGP Rule, including pursuant to Sections 370.3(c), 370.6 and 370.9 thereof. Prepayments. The Company will not use the proceeds received from the sale of the Notes for the prepayment of any debt that is not “FDIC-guaranteed debt,” as such term is defined in the TLGP Rule.

(vi)	FDIC Program Disclosure. The Company will include in each Company-prepared offering document relating to the Notes the disclosure statement contained in Section 370.5(h)(2) of the TLGP Rule.

(vii)	Affiliate Placements. The Company has directed the Agents not to, and the Company hereby confirms that it will not issue Notes to any affiliates, institution-affiliated parties, insiders or insiders of affiliates of the Company, as prohibited by Section 370.3(e)(5) of the TLGP Rule; provided, however, that KeyBanc Capital Markets, Inc. may act as an Agent in connection with the purchase of Notes hereunder for sale to third parties not otherwise affiliated with the Companies and may otherwise hold Notes not otherwise sold.
4.	Whether or not the transactions contemplated hereby are consummated or this Terms Agreement is terminated, the Company will pay all expenses incident to the performance of the Company’s obligations under this Terms Agreement and the Distribution Agreement, including, without limitation, all fees and assessments to be paid pursuant to the FDIC Program.
5.	In addition to the conditions set forth in the Distribution Agreement, the Agents’ obligations hereunder are subject to the receipt of the following: (i) officers’ certificates substantially in the form of Exhibits B hereto, (ii) opinion of counsel substantially in the form of Exhibits A hereto, dated as of the Settlement Time, (iii) confirmation that the Company has previously paid all fees and assessments payable under the TLGP Rule with respect to the issuance of the Notes that the Company was required to pay prior to or as of the date hereof pursuant to the TLGP Rule, and (iv) such other opinions, certificates and documents as may be agreed by the Company and the Agents.
[SIGNATURE PAGES TO FOLLOW]

KEYBANC CAPITAL MARKETS INC.
By:	/s/ Eric Peiffer
Its: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Sharon Harrison
Its: Director

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Yurij Slyz
Its: Vice-President

UBS SECURITIES LLC
By:	/s/ Scott Yeager
Its: Managing Director

By:	/s/ Scott Whtney
Its: Managing Director

BANC OF AMERICA SECURITIES LLC
By:	/s/ Lily Chang
Its: Principal

BARCLAYS CAPITAL INC.
By:	/s/ Pamela Kendall
Its: Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Chandru M. Harjani
Its: Vice President

GOLDMAN, SACHS & CO.
By:	/s/ Goldman Sachs & Co
Goldman, Sachs & Co.

J.P. MORGAN SECURITIES INC.
By:	/s/ Robert Bottamedi
Its: Vice President

KEEFE, BRUYETTE & WOODS, INC.
By:	/s/ Peter Wirth
Its: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Venkat Badinehal
Its: Managing Director

SANDLER O’NEILL & PARTNERS, L.P.
By:	/s/ Robert A Kleinert
Its: An Officer of the Corporation

SBK-BROOKS INVESTMENT CORP
By:	/s/ Nick Potonak
Its: Managing Director

THE WILLIAMS CAPITAL GROUP
By:	/s/ David Finkelstein
Its: Assistant Vice President

Accepted: KEYCORP
By:	/s/ Daniel R. Stolzer
Vice President, Deputy General Counsel and Assistant Secretary

Annex to Terms Agreement
FINAL TERM SHEET
Dated December 10, 2008
KEYCORP
Senior Medium-Term Notes, Series I
$250,000,000
Floating Rate Senior Notes due December 15, 2010
Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program

Issuer:	KeyCorp

Guarantor:	Federal Deposit Insurance Corporation (“FDIC”)

Description of Securities:	$250,000,000 Floating Rate Senior Notes due December 15, 2010

Guarantee:	The Notes are guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program and are backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the Notes or June 30, 2012.

Security Type:	Senior Notes

Settlement Date:	December 15, 2008 (T+3)

Maturity Date:	December 15, 2010

Issue Price:	100% of principal amount

Coupon:	3-month LIBOR (Reuters Page LIBOR01) plus 0.650%

LIBOR Determination:	Second London banking day immediately preceding the first day of the relevant three-month interest period

Interest Payment Dates:	Each March 15, June 15, September 15 and December 15, beginning on March 15, 2009

Day Count:	Actual / 360

Redemption Provisions:	The notes are not subject to redemption or repayment prior to maturity and will not be subject to any sinking fund.

Denomination:	$1,000 and integral multiples of $1,000 thereof

Gross Proceeds:	$250,000,000

Underwriting Discount and Commissions:	0.250%

Price to KeyCorp:	99.750%

Net Proceeds After Underwriting Discount and Commission:	$249,375,000

Joint Book-Running Managers:	KeyBanc Capital Markets Inc. (22.75%)
Credit Suisse Securities (USA) LLC (22.75%)
Morgan Stanley & Co. Incorporated (22.75%)
UBS Securities LLC (22.75%)

Co-Managers:	Banc of America Securities LLC (1%)
Barclays Capital Inc. (1%)
Citigroup Global Markets Inc. (1%)
Goldman, Sachs & Co. (1%)
J.P. Morgan Securities Inc. (1%)
Keefe, Bruyette & Woods, Inc. (1%)
Merrill Lynch, Pierce, Fenner & Smith Incorporated (1%)
Sandler O’Neill & Partners, L.P. (1%)

Junior Co-Managers:	SBK-Brooks Investment Corp. (0.5%)
The Williams Capital Group, L.P. (0.5%)

CUSIP:	49327GAA5

Expected Issue Ratings:	Aaa / AAA / AAA (Moody’s / S&P / Fitch)
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, a copy of the prospectus for the offering can be obtained by calling (i) KeyBanc Capital Markets Inc. toll free at 1-866-227-6479, (ii) Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, (iii) Morgan Stanley & Co. Incorporated toll free at 1-866-718-1649, or (iv) UBS Securities LLC toll free at 1-877-827-6444, ext. 561-3884.
The security ratings above are not a recommendation to buy, sell or hold the securities hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings Ltd. Each of the security ratings above should be evaluated independently of any other security rating.

Exhibit A
Form of Opinion
     1. The Notes have been duly authorized and, when issued and authenticated against payment of the consideration therefore, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to, or affecting, creditors’ rights and general equity principles (whether considered in a proceeding in equity or at law).
     2. The Master Agreement has been duly executed and delivered by the Company and, assuming the validity and binding effect and enforceability thereof on the FDIC, is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to, or affecting, creditors’ rights and general equity principles (whether considered in a proceeding in equity or at law).
     3. The Company is a “participating entity,” as such term is defined in 12 C.F.R. § 370.2(g).
     4. When issued and delivered, the Notes will be entitled to the benefit of the guarantee by the FDIC under the FDIC Program as provided under 12 C.F.R. § 370.3(a). We express no view as to the validity or enforceability of the FDIC’s guarantee of the Notes.
     5. Each of the Distribution Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company.
     6. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Supplement and Prospectus Supplement, would not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940, as amended.
     7. The statements contained in the Pricing Supplement under the caption “FDIC Guarantee Under the Temporary Liquidity Guarantee Program”, insofar as they relate to provisions of the Notes, the Indenture and the FDIC’s guarantee of the Notes, constitute a fair and accurate summary of such provisions in all material respects.

Exhibit B
Form of Officers’ Certificate
     1. The representations and warranties of the Company in the Distribution Agreement and the Terms Agreement are true and correct as of the date hereof as though made on and as of this date;
     2. The Company has complied with all agreements and all conditions on its part to be performed or satisfied pursuant to the Terms Agreement at or prior to the date hereof; and
     3. No stop order suspending the effectiveness of the Company’s Registration Statement on Form S-3ASR (File No. 333-151608) has been issued and no proceeding for that purpose has been instituted or threatened by the Securities and Exchange Commission.